UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) April 16, 2019

Washington Prime Group Inc.
Washington Prime Group, L.P.
(Exact name of Registrant as specified in its Charter)

Indiana	001-36252	46-4323686
Indiana	333-206500-01	46-4674640
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (614) 621-9000

N/A

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On April 16, 2019 (the “Effective Date”), Waterford Lakes Town Center LLC (the “Company” or “Borrower”), an affiliate of Washington Prime Group Inc. (the “Registrant”), executed a Loan Agreement (the “Agreement”) with Goldman Sachs Bank USA and Bank of America, N.A. (together, the “Lender”) under which the Company borrowed One Hundred and Eighty Million Dollars ($180,000,000) from the Lender (the “Loan”). The Loan is evidenced by two promissory notes secured by a recorded mortgage on the Company’s Waterford Lakes Town Center, a Tier 1 property located in Orlando, FL (the “Property”). The Registrant expects to use proceeds from the Loan to reduce outstanding corporate indebtedness and other general corporate purposes.
The Loan has a fixed interest rate of 4.86% per annum and a maturity date of May 6, 2029 (“Maturity Date”). The Company shall make monthly payments that shall be applied toward accrued interest and then to unpaid principal of the Loan until the Maturity Date at which time the entire outstanding indebtedness shall be repaid. The Borrower may not prepay the Loan during the term except during the six month period prior to the Maturity Date. Lender may accelerate repayment of all outstanding amounts owed by the Company under the Loan if certain defaults under the Agreement remain uncured as well as foreclose on the Property. The Agreement contains such other terms, conditions, and representations that are customary and typical for securitized commercial real estate loans of this nature. Additionally, Borrower and its affiliate, Washington Prime Group, L.P. (“WPGLP”) executed an agreement to indemnify Lender against losses or costs to remediate damage to the Property caused by the presence or release of hazardous substances upon the Property. Lastly, as part of the Loan transaction, WPGLP executed a guaranty agreement, dated as of the Effective Date, to indemnify Lender for customary enumerated bad acts committed by the Borrower or its affiliates.
A copy of the press release announcing the consummation of the Loan is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.
Item 9.01  Financial Statements and Exhibits.
(d) Exhibits
99.1    Press Release, dated April 22, 2019.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2019	Washington Prime Group Inc.
(Registrant)

By: /s/ Robert P. Demchak

Robert P. Demchak

Executive Vice President, General Counsel & Corporate Secretary

Date: April 22, 2019	Washington Prime Group L.P.
(Registrant)

By: Washington Prime Group Inc., its sole general partner

By: /s/ Robert P. Demchak

Robert P. Demchak

Executive Vice President, General Counsel & Corporate Secretary